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                                                                 EXHIBIT 3(A)(2)
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       [COMPOSITE CERTIFICATE OF INCOPORATION CONTAINING ALL AMENDMENTS]


                          CERTIFICATE OF INCORPORATION

                                       OF

                           COMVERSE TECHNOLOGY, INC.

                              ___________________

               Under Section 402 of the Business Corporation Law
                              ___________________


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     FIRST: The name of the corporation is

                           COMVERSE TECHNOLOGY, INC.

hereinafter sometimes called "the corporation".

     SECOND: The purposes for which it is formed are as follows:

          To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided, however, that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without first obtaining the consent of such body.

          To purchase, manufacture, produce, assemble, receive, lease or in any manner acquire, hold, own, use, operate, install, maintain, service, repair, process, alter, improve, import, export, sell, lease, assign, transfer and generally to trade and deal in and with, raw materials, natural or manufactured articles or products, machinery, equipment, devices, systems, parts, supplies, apparatus and personal property of every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsoever and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

          To purchase, receive, lease or otherwise acquire and to manage, hold, own, use, improve, convey, sell, mortgage, or otherwise deal in and with lands, buildings and real property of every description, or any interest therein.
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          To adopt, apply for, obtain, register, purchase, lease or otherwise acquire and to maintain, protect, hold, use, own, exercise, develop, manufacture under, operate and introduce, and to sell and grant franchises or other rights in respect of, assign or otherwise dispose of, turn to account, or in any manner deal with and contract with reference to, any trade marks, trade names, patents, patent rights, concessions, franchises, designs, copyrights and distinctive marks and rights analogous thereto, and inventions, devices, improvements, processes, recipes, formulae and the like including such thereof as may be covered by, used in connection with, or secured or received under, Letters Patent of the United States of America or elsewhere or otherwise, and any licenses in respect thereof and any or all rights connected therewith or appertaining thereto.

          In furtherance of its corporate business and subject to the limitations prescribed by statute, to acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and goodwill of any one or more corporations, associations, partnerships, firms, syndicates or individuals and to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, mortgage, pledge, sell, exchange, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of corporations, associations, partnerships, firms, syndicates or individuals, and to conduct in any lawful manner the whole or any part of any similar business thus acquired.

          To acquire or become interested in, whether by subscription, purchase, underwriting, loan, participation in syndicates or otherwise, to own, hold, to sell, assign or otherwise dispose of, or in any manner to deal in or with, stocks, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness, or other securities or obligations of any kind by whomsoever issued, to exercise in respect thereof all powers and privileges of individual ownership or interest therein, including the right to vote thereon for any and all purposes; to consent, or otherwise act with respect thereto, without limitations; and to issue in exchange therefor the corporation's stock, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness or other securities or obligations of any kind.

          To borrow money for its corporate purposes, and to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures or other obligations from time to time, for the purchase of property, or for any purpose relating to the business of the company, and if deemed proper, to secure the payment of any such obligations by mortgage, pledge, guarantee, deed of trust or otherwise.

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          To lend its uninvested funds from time to time to such extent, on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

          In furtherance of its corporate business and subject to the limitations prescribed by statute, to be a promoter, partner, member, associate or manager of other business enterprises or ventures, or to the extent permitted in any other jurisdiction to be an incorporator of other corporations of any type or kind and to organize, or in any way participate in the organization, reorganization, merger or liquidation of any corporation, association or venture and the management thereof.

          Subject to the limitations prescribed by statute and in furtherance of its corporate business, to pay pensions, establish and carry out pension, profit sharing, share bonus, share purchase, share option, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions for any or all of its directors, officers and employees.

          To conduct its business in all or any of its branches, so far as permitted by law, in the State of New York and in all other states of the United States of America, in the territories and the District of Columbia and in any or all dependencies or possessions of the United States of America, and in foreign countries; and to hold, possess, purchase, lease, mortgage and convey real and personal property and to maintain offices and agencies either within or outside the State of New York.

          To carry out all or any part of the foregoing purposes as principal, factor, agent, broker, contractor or otherwise, either alone or in conjunction with any persons, firms, associations, corporations, or others in any part of the world; and in carrying on its business and for the purpose of attaining or furthering any of its purposes, to make and perform contracts of any kind and description, and to do anything and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated.

          For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

     THIRD:    The office of the corporation in the State of New York is to be located in the County of Suffolk.

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     FOURTH:  The total number of shares of stock which the Corporation is authorized to issue is one hundred and two million, five hundred thousand (102,500,000) shares, of which one hundred million (100,000,000) shares shall be denominated Common Stock, having a par value of ten cents ($0.10) per share, and two million, five hundred thousand (2,500,000) shares shall be denominated Preferred Stock, having a par value of one cent ($0.01) per share. Preferred Stock may be issued in one or more series with such designations, relative rights, preferences and limitations as may be fixed from time to time by the Board of Directors of the Corporation. Except as may be specifically provided in the resolution or resolutions authorizing issuance of Preferred Stock, no holders of capital shares of the Corporation, by reason of the ownership thereof, shall have any preemptive rights to subscribe for, purchase or otherwise acquire any securities of the Corporation.

     FIFTH:   The Secretary of State is designated as the agent of the
corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is Zimet, Haines, Moss & Friedman, 460 Park Avenue, New York, New York 10022.

     SIXTH:   No director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article SIXTH shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law. Notwithstanding the foregoing, nothing in this Article SIXTH shall eliminate or limit the liability of a director for any act or omission occurring prior to the date of filing of the Certificate of Amendment to the Certificate of Incorporation of the corporation that includes this Article SIXTH.


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